UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2022

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin , Texas	78735
(Address of principal executive offices)	(Zip Code)
(
737
)
281-0101
(
Registrant’s telephone number, including area code
)

Check the appropriate box below if the Form

8-K

filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule

12b-2

of the Securities Exchange Act of 1934 (§

240.12b-2

of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐
Digital Realty Trust, L.P.:	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:  ☐
Digital Realty Trust, L.P.:  ☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 13, 2022, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. appointed Andrew P. Power, currently the company’s President and Chief Financial Officer, to serve as the Chief Executive Officer of the company and as a member of the Board, effective immediately. Also on December 13, 2022, the Board approved the termination of A. William Stein as Chief Executive Officer of the company without cause, effective immediately. In connection with Mr. Stein ceasing to serve as Chief Executive Officer, Mr. Stein resigned as a member of the Board, effective as of December 13, 2022. Mr. Stein will remain an employee of the company through December 31, 2022. Mr. Power will continue to serve as President and Chief Financial Officer of the company until a successor chief financial officer is appointed by the Board.
Mr. Power has served as President of Digital Realty since November 2021 and as the Company’s CFO since 2015, with responsibility for global portfolio operations, technology development and innovation, service provider and enterprise customer solutions, asset management and information technology as well as the Company’s financial functions across Digital Realty’s global platform. Prior to joining Digital Realty, Mr. Power held positions of increasing responsibility in investment banking, having most recently served as Managing Director at Bank of America Merrill Lynch. Mr. Power was also a member of the lead underwriting team that advised Digital Realty on its initial public offering in 2004. Mr. Power also serves on the Board of Directors of Americold Realty Trust where he is a member of the audit committee and investment committee. He received a Bachelor of Science degree in Analytical Finance from Wake Forest University. Mr. Power will not serve on any committees of the Board.
In connection with the termination of Mr. Stein’s employment, the company anticipates that Mr. Stein will be eligible to receive a cash separation payment of approximately $10.7 million, as well as various other separation payments and benefits, in accordance with the non-cause

termination provisions of Mr. Stein’s employment agreement with the company, a copy of which is filed as Exhibit 10.1 to the combined Current Report on Form

8-K

of the company and the operating partnership filed on July 9, 2018, as amended. The company expects to record a one-time

charge in the fourth quarter of 2022 of approximately $15 million related to Mr. Stein’s separation compensation. Digital Realty excludes separation compensation from Core FFO per share and it does not expect this charge to impact 2022 guidance.

Item 7.01.	Regulation FD Disclosure.
On December 13, 2022, the company issued a press release announcing the events described in Item 5.02 of this Current Report on Form
8-K.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form
8-K.
The information in Item 7.01 to this Current Report on Form
8-K,
including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 13, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: December 13, 2022

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President , General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel and Secretary